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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 3, 2007, except for Note 15, as to which the date is June 14, 2007, in the Registration Statement (Amendment No. 2 to Form S-1 No. 333-141915) and related Prospectus of BladeLogic, Inc. dated June 19, 2007.

/s/ Ernst & Young LLP

Boston, Massachusetts
June 15, 2007

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM